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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Suffolk Bancorp
Riverhead, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160829 and No. 333-184530) and Form S-8 (No. 333-196362) of Suffolk Bancorp and subsidiaries of our reports dated February 29, 2016, relating to the consolidated financial statements and the effectiveness of Suffolk Bancorp and subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
February 29, 2016